EXHIBIT 10.17

                  Lease Agreement dated January 8, 1997 between Riverdale International, Inc.
                           and The Adams National Bank

                                      LEASE


     THIS LEASE, dated as of the 8th day of January, 1997, by and between RIVERDALE INTERNATIONAL, INC., a Maryland corporation (hereinafter called
"Lessor") and ADAMS NATIONAL BANK, a District of Columbia corporation (hereinafter called "Lessee"), provides:

                               W I T N E S E T H:

                                       I.

                        Description of Demised Premises.

     A. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, those certain premises (hereafter called the "Demised Premises") consisting of approximately 1,583 square feet of retail space on the first floor of the building located at 802 Seventh Street, N.W., Washington, D.C., and more particularly described on Exhibit "A" (which is attached hereto and by this reference made a part hereof and incorporated herein) for a term (hereafter called the "Initial Term") of ten (10) years, commencing at 12:01 a.m. on the date Lessor delivers possession of the Demised Premises to Lessee (the "Commencement Date") and ending at 12:00 a.m. on the date that is ten (10) years from the Commencement Date, subject to and in accordance with the terms, provisions, covenants and conditions contained herein. Lessor shall deliver the Demised Premises to Lessee after substantial completion of Lessor's Work (as hereinafter defined). Lessor and Lessee shall designate the exact Commencement Date by executing a Lease Commencement Agreement in the form attached hereto as Exhibit "B" after performing a walk-through of the Demised Premises.

     B. Provided no event of default by Lessee shall have occurred at the time of the exercise of the option granted herein or at the commencement of the Extended Term (as hereinafter defined), Lessee shall have the option to extend the Term of the Lease for two (2) additional periods of five (5) years (each, an "Extended Term") upon all of the same terms, covenants and conditions in this Lease, except that each Extended Term shall terminate on the day immediately preceding the fifth anniversary thereof, unless sooner terminated pursuant to the terms hereof. (The Initial Term and the Extended Terms, if any, are sometimes hereinafter referred to collectively as the "Term".) In order to exercise its right to extend the Lease for an Extended Term, Lessee must notify Lessor in writing of Lessee's election to so extend the Lease not earlier than 160 days and no later than 120 days prior to the expiration of the Initial Term of this Lease. Failure to give such notice within the time period specified herein shall terminate Lessee's option to extend as specified herein.


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                                       II.

                                      Rent.

     A. Lessee shall pay to Lessor, without notice, demand, offset or reduction, rent (the "Rent"), commencing on November 1, 1997 (the "Rent Commencement Date") and continuing on the first (1st) day of each and every month thereafter during the Term, in the following amounts:


Lease         Annual Rent                                    Monthly
Year          Per Square Foot         Annual Rent            Installments

1             $32.00                  $50,656.00             $4,221.00

2             $33.00                  $52,239.00             $4,353.00

3             $34.00                  $53,822.00             $4,485.00

4-7           $35.25                  $55,801.00             $4,650.00

8-10          $39.50                  $62,529.00             $5,211.00

11-15         $45.50                  $72,027.00             $6,002.00

16-20         $52.35                  $82,870.00             $6,906.00




The Rent shall be paid at the offices of Lessor, or to such other person or entity or at such other place or address as Lessor may hereafter direct in writing. If the Commencement Date is not on the first (1st) day of a month, a prorated monthly installment of the Rent shall be paid by Lessee to Lessor for the period of time from the Commencement Date up to (but not including) the first (1st) day of the next succeeding month, and, thereafter, the Rent shall be paid on the first (1st) day of each and every month. Lessee shall neither occupy the Demised Premises prior to the Commencement Date, nor place any property whatsoever in or on the Demised Premises prior to the Commencement Date, without the prior written consent of Lessor. If Lessee is unable to occupy the Demised Premises or commence work on the Initial Improvements on the Commencement Date because a previous tenant, sub-tenant or occupant of the Demised Premises has held over without Lessor's consent, or because of any cause or reason beyond the direct control of Lessor or Lessor's contractor, such delay shall not constitute a default on the part of Lessor, nor shall such delay entitle Lessee to terminate or cancel this Lease, and Lessor shall not be liable for any damages Lessee may incur as a result


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of its  inability  to occupy the  Demised  Premises  on the  Commencement  Date;
provided, however, that in the event of such a delay, the Rent Commencement Date shall be delayed for a period of time equal to the period of time between the Commencement Date and the date on which the Demised Premises are ready for occupancy.

     B. If Lessor does not receive from Lessee each monthly rental payment when it is due, Lessor, at its option, may charge Lessee a late charge equal to ten percent (10%) of the monthly rental payment (together with any additional rent as hereinafter provided) as additional rent, and such late charge shall be due and payable by Lessee to Lessor immediately upon notice to Lessee. In addition, if a check of Lessee's is returned to Lessor unpaid for any reason, Lessor, at its option, may thereafter require that Lessee pay the Rent and any other charges payable hereunder by a certified or cashier's check drawn on a bank in the metropolitan Washington area.

                                      III.

                            Use of Demised Premises.

     Lessee shall use the Demised Premises only for the purpose of operating a retail banking branch of Adams National Bank. Lessee acknowledges and agrees that Lessor has made no express or implied warranty, representation, undertaking or agreement regarding the condition of the Demised Premises or the ability of Lessee to use the Demised Premises in the manner or for the purposes contemplated by Lessee. Lessee may not use the Demised Premises for any purpose other than that stated in this Article III without the prior written consent of Lessor.

                                       IV.

                               Access to Premises.

     Lessor covenants and agrees that Lessee and its agents, employees, contractors, invitees and licensees shall have the right of ingress and egress to the Demised Premises through all common or public areas of the building in which the Demised Premises are located (including but not limited to all public entrances, lobbies, elevators and corridors) during normal business hours (which are hereby deemed to be daily from 8:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m.) and at such other times as may be established by Lessor in accordance with appropriate rules and regulations (or otherwise as agreed upon by Lessor and Lessee). Lessor and its agents, employees, contractors, invitees and licensees shall have access to the Demised Premises during normal business hours; provided that


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Lessor and its agents,  employees,  contractors,  invitees and licensees  shall, give 24 hours prior notice to Lessee and be accompanied by an officer of Lessee on the Demised Premises. Notwithstanding the foregoing, Lessor and its agents, employees, contractors, invitees and licensees shall have access to the Demised Premises at all times for emergency or security purposes. Lessee shall provide Lessor with a list of contact persons for emergency and security access and, if practical under the circumstances, Lessor will attempt to contact such contact persons prior to entering the Demised Premises for emergency or security purposes.

                                       V.

             Maintenance and Repairs; Lessee's Obligation to Notify.

     Lessor shall keep the Demised Premises in reasonably good working order and condition and shall make all repairs and replacements not occasioned by the negligent or willful act of Lessee, its agents, employees, contractors, invitees or licensees. Lessee shall notify Lessor immediately by telephone and as soon as possible in writing of any repairs or replacements which, in the opinion of Lessee, need to be made to the Demised Premises and of any loss, damage or casualty to the Demised Premises.

                                       VI.

                                     Taxes.

     A. Lessor shall pay all taxes assessed against the real estate (hereafter called the "Real Estate Taxes") on which the Demised Premises are located on or before the date on which such taxes become due and payable.

     B. Lessee shall pay all taxes, charges and levies assessed against the personal property and fixtures owned by Lessee and placed, stored or used by Lessee in conjunction with the Demised Premises. Lessee shall pay, as additional rent, any ad valorem, license or other tax imposed upon Lessor by reason of or with respect to this Lease or the Rent, and such additional rent shall be payable within thirty (30) days after Lessor notifies Lessee that such amount is due and payable.

     C. Either Lessor or Lessee may challenge the amount, validity or applicability of any tax, fee, charge or obligation, and the non-challenging party shall render all necessary and reasonable assistance to the challenging party in the prosecution of such challenge. Notwithstanding such challenge, Lessor or Lessee, as applicable, shall pay all taxes, fees, charges and


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obligations  (including any tax, fee, charge or obligation the amount,  validity or applicability of which is being challenged) on or before the date on which such taxes, fees, charges or obligations become due and payable.

                                      VII.

                        Adjustments for Real Estate Taxes
                          and Building Operating Costs.

                                       A.

                                    General.

     1. The term "Lessee's Proportionate Share" shall refer to the proportionate amount of the real estate taxes and building operating costs to be paid by Lessee. Lessee's Proportionate Share is 57.964%. Notwithstanding anything to the contrary contained herein, Lessee's Proportionate Share shall be equal to a fraction, the numerator of which is the total floor area of the Demised Premises and the denominator of which is the total leasable space on the ground floor of the Building.

     2. The obligations of Lessee set forth in this Article VII shall survive any termination of this Lease.

                                       B.

                               Real Estate Taxes.

     1. For each calendar year during the Term of this Lease, Lessee shall pay to Lessor, as additional rent and within thirty (30) days after notification by Lessor of the amount thereof, its Proportionate Share of the Real Estate Taxes.

     2. If this Lease terminates and Lessee surrenders the Demised Premises before the end of a calendar year, Lessee's share of the Real Estate Taxes for such year shall be prorated based upon the portion of such year for which this Lease is in effect and during which Lessee occupied the Demised Premises.

                                       C.

                            Building Operating Costs.

     1. The term "Building Operating Costs" shall be deemed to include all expenses incurred by Lessor in the proper management, operation and maintenance of the building and grounds in and on which the Demised Premises are located, including but not limited to the cost to Lessor of all building supplies, janitorial


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services,  maintenance  expenses,  trash removal  services,  all fire,  extended coverage and public liability insurance, all labor costs, and all costs for replacement parts, but excluding management fees, rental commissions, structural repairs, capital improvements and debt service.

     2. For each calendar year, Lessee shall pay to Lessor, as additional rent and within thirty (30) days after notification by Lessor of the amount thereof, Lessee's Proportionate Share of the Building Operating Costs.

     3. If this Lease terminates and Lessee surrenders the Demised Premises before the end of a calendar year, Lessee's Proportionate Share of the Building Operating Costs for such year shall be prorated based upon the portion of such year for which this Lease was in effect and during which Lessee occupied the Demised Premises.

     4. In computing the Building Operating Costs, Lessor may use any method of accounting it desires, provided that it adheres to generally accepted accounting principles.

                                      VIII.

                     Lessor Not Liable; Indemnity by Lessee.

     Lessor shall not be liable for any injury to persons (including death) or for any loss or damage to property resulting from any cause other than the gross negligence or wilful, wrongful act of Lessor. Lessee shall indemnify and hold Lessor and Agent harmless for and from any and all suits, actions, damage, liability and expense (including attorneys' fees) arising from or out of (A) any occurrence in or on the Demised Premises or (B) the occupancy or use by Lessee of the Demised Premises.

                                       IX.

                                   Insurance.

     Lessee shall, at all times during the term of this Lease or any renewal thereof, carry with an insurance carrier acceptable to Lessor and qualified to do business in the District of Columbia, public liability insurance naming Lessor as co-insured, with a limit of liability of not less than $2,000,000.00. Certificates of such insurance shall be furnished to Lessor before the occupancy of the Demised Premises by Lessee.



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



                                       X.

                         Destruction to Leased Premises.

     A. If the Demised Premises are damaged by fire, the elements, accident or any other casualty but are not thereby rendered untenantable in whole or in part, Lessor shall promptly, at its sole cost and expense (unless such damage was caused by Lessee or any agent, contractor, employee, invitee or licensee of Lessee, in which event such damage shall be repaired at the sole cost and expense of Lessee), cause such damage to be repaired, and the Rent shall not be abated.

     B. If the Demised Premises are damaged by fire, the elements, accident or any other casualty and are thereby rendered untenantable in part, Lessor shall promptly, at its sole cost and expense (unless such damage was caused by Lessee or any agent, contractor, employee, invitee or licensee of Lessee, in which event such damage shall be repaired at the sole cost and expense of Lessee), cause the damage to be repaired, and the Rent shall be abated proportionately in accordance with the portion of the Demised Premises rendered untenantable, and such abatement shall commence on the date Lessor [or Agent] is notified of the damage and shall continue until the repairs have been completed.

     C. If the Demised Premises are damaged by fire, the elements, accident or other casualty and are thereby rendered wholly untenantable and the completion of the repairs are estimated to take more than 90 days from the day damaged occurred, either Lessor or Lessee shall have the option to terminate this Lease immediately by giving written notice of such termination to the other party within 30 days of the occurrence of such damage, in which event neither Lessor nor Lessee shall, after the date of such notice, have any further liability to the other hereunder. In the event neither Lessee nor Lessor so terminates this Lease, Lessor shall cause such damage to be repaired, in which event the Rent shall be abated in full, and such abatement shall commence on the date Lessor [or Agent] is notified of the damage and shall continue until the repairs have been completed. If Lessor causes the Demised Premises to be repaired, such repairs shall be at the sole cost and expense of Lessor (unless such damage was caused by Lessee or any agent, contractor, employee, invitee or licensee of Lessee, in which event such damage shall be repaired at the sole cost and expense of Lessee).

     D. Lessor shall not be required to repair or replace, or to compensate Lessee for, any property which Lessee is entitled to remove from the Demised Premises.



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     E. Lessor shall be obligated to make no payments for damages,  compensation or claims for inconvenience, loss of business or annoyance arising from any damage to or repair of the Demised Premises or the building in which the Demised Premises are located.

                                       XI.

                                 Eminent Domain.

     If all or any part of the Demised Premises, or all means of access thereto, are taken or condemned pursuant to the power of eminent domain, or by purchase in lieu thereof, this Lease shall terminate and Lessee shall have no claim against Lessor or to any portion of the award or purchase price for the value of any unexpired term of this Lease, but the foregoing shall not limit Lessee's right to compensation from the condemning or purchasing authority for the value of any of Lessee's property taken (other than Lessee's leasehold interest in the Demised Premises). In the event of a temporary taking pursuant to the power of eminent domain, this Lease shall not terminate but the term hereof shall be extended by the period of the taking and the Rent shall abate in proportion to the area for the period of such taking.

                                      XII.

                                   Utilities.

     Lessee shall arrange and pay for all utilities furnished to the Demised Premises during the Term of this Lease, including water, electricity, gas, and telephone service, including any and all tap or hook-up fees.

                                      XIII.

                                 No Other Banks

     Lessor agrees it will not permit any other bank, credit union, savings & loan, trust company or other depository or lending institution in the Riverdale Property. For purposes of this Lease the term "Riverdale Property shall mean the property owned by Lessor and commonly known as "Gallery Court," which encompasses 800-808 7th Street and 705-709 "H" Street, N.W., Washington, D.C. and any other real property Lessor now owns or may hereafter acquire that fronts on "H" Street from 5th to 8th Street, on 7th Street for a distance of one-half (1/2) block north and south of "H" Street, or on 6th Street for a distance of one-half (1/2) block south of "H" Street and commonly known as "Chinatown."



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                                      XIV.

                          Rights of Lessee Subordinate.

     This Lease, and the rights of Lessee hereunder, are subject and subordinate to all ground or underlying leases and to all mortgages or deeds of trust which may now or hereafter affect this Lease, the Demised Premises, the building in which the Demised Premises are located or the land on which such building is constructed. The foregoing subordination provision shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee hereby agrees, upon the request of Lessor, to execute and deliver, in recordable form, any instrument of subordination or confirmation of subordination required by Lessor. Notwithstanding the foregoing, in the event of a foreclosure under any mortgage or deed of trust affecting the Demised Premises or the building in which the Demised Premises are located, or in the event of the termination of Lessor's interest or the eviction of Lessor under any ground or other underlying lease, the holder of the note secured by the mortgage or deed of trust, or the purchaser at such foreclosure sale, or the landlord under such ground or other underlying lease, shall have the option to recognize this Lease, in which event this Lease shall continue in full force and effect and Lessee shall attorn to the new landlord hereunder. In the event that Lessor places a new mortgage or deed of trust on the building in which the Demised Premises are located after the date hereof, Lessor shall use its best efforts (without the expenditure of money) to obtain a nondisturbance agreement from the new mortgagee for the benefit of Lessee on terms reasonably acceptable to Lessee.


                                       XV.
                             Rules and Regulations.

     Lessee, on behalf of itself and its agents, employees, contractors, invitees and licensees, hereby agrees to observe and strictly comply with certain rules and regulations (hereafter called the "Rules and Regulations"), hereafter adopted by Lessor. Lessor shall give Lessee written notice of the Rules and Regulations as soon as practicable after they have been modified or supplemented. Lessor shall not be liable for the non- observance or violation by Lessee, or any agent, employee, contractor, invitee or licensee of Lessee, of any of the Rules and Regulations.



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                                      XVI.

                          No Assignment or Subletting.

     Lessee covenants and agrees that it will not assign this Lease, or sublet the Demised Premises, without the prior written consent of Lessor (which consent shall not be unreasonably withheld).

                                      XVII.

                                Quiet Enjoyment.

     Lessor agrees that, subject to and upon compliance with the terms, provisions, covenants and conditions of this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Demised Premises for the Term of this Lease and any renewal or extension of the Term.

                                     XVIII.

                      Personal Property at Risk of Lessee.

     All personal property of every kind and description which may at any time be placed in or on the Demised Premises by Lessee (including but not limited to the equipment and inventory of Lessee) shall be at Lessee's sole risk.

                                      XIX.

                    Covenants by Lessee; Hazardous Materials.

     Lessee covenants and agrees to comply with all federal, state and local laws, statutes, ordinances, rules, regulations, orders and requirements relative to Lessee's occupancy and use of the Demised Premises. Lessee further covenants and agrees to permit nothing to be done in, on or concerning the Demised Premises which would invalidate, conflict with or increase the premiums for the fire, casualty and liability insurance covering the Demised Premises or the building in which the Demised Premises are located.

     Lessor agrees to remove all hazardous materials and substances from the Demised Premises and agrees to indemnify Lessee in connection with the presence of all hazardous materials and substances located within the Demised Premises, other than those hazardous materials and substances present in the Demised Premises due to the actions of Lessee. Lessee shall be responsible for all hazardous materials and substances present at the Demised Premises due to the actions of Lessee and agrees to


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indemnify Lessor in connection with the presence of all such hazardous materials and substances.

                                       XX.

                     Alterations and Improvements; Signage.

     A. Lessor shall perform all work required to deliver the Demised Premises to Lessee in clean retail shell condition, with rough-in plumbing connections and hookups for a staff restroom facility for Lessee and, upon receipt from Lessee of the required structural drawings, a reinforced floor for Lessee's safe area ("Lessor's Work"). After completion of Lessor's Work, the structural elements, roof and building systems of the Demised Premises shall be in sound condition and be in substantial compliance with all applicable federal, state and local codes including but not limited to handicapped accessibility standards. Lessor agrees to disclose to Lessee any known conditions that would adversely affect bank design, construction and use.

     B. Lessor acknowledges that Lessee desires to make certain improvements to the Demised Premises prior to use of the Demised Premises for the purposes authorized by this Lease (the "Initial Improvements"). All costs in connection with the Initial Improvements shall be paid by Lessee, including, without limitation, costs of preparation of plans and specifications, materials, labor, inspections, permits and licenses. Prior to commencing the Initial Improvements, Lessee shall provide Lessor with copies of all plans and specifications for the Initial Improvements (the "Plans") and such information as Lessor may require in connection with the contractor that Lessee desires to use to complete the Initial Improvements (the "Contractor"). Lessee shall not commence any work on the Initial Improvements until such time as Lessee has received written approval from Lessor of the Plans and the Contractor, said approval not to be unreasonably conditioned, delayed or withheld. All work on the Initial Improvements shall be performed only in accordance with the Plans. Lessee shall be responsible for diligently pursuing and obtaining, at its sole expense, all licenses and permits required to complete the Initial Improvements. In the event Lessee cannot obtain the permits required to perform the Initial Improvements, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

     C. Notwithstanding any provision of this Lease to the contrary, Lessor shall provide Lessee with a $2,500 allowance for the relocation and reinstallation of the HVAC unit, which shall be payable to Lessee within fifteen
(15) business days of request for reimbursement by Lessee. The request shall be accompanied by proof of payment by Lessee for the relocation of the HVAC unit,


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in an  amount  equal to or  exceeding  $2,500.  In  addition,  Lessee  agrees to complete a stairway to the basement adjoining the Demised Premises at its sole expense as part of the Initial Improvements. In return, Lessee shall be entitled to use as much of the basement under Demised Premises for storage space during the Term and any Extended Term of this Lease, as it desires, at no charge.

     D. After completion of the Initial Improvements, Lessee shall not alter or improve, nor cause any alterations or improvements to be made to, the Demised Premises without Lessor's prior written consent (which Lessor shall be under no obligation to grant). Upon such consent of Lessor, any such alterations or improvements shall be made or constructed at Lessee's sole cost and expense, by one or more contractors approved in writing by Lessor and using materials approved in writing by Lessor. In addition, all such alterations and improvements (including the Initial Improvements), and all such contractors, shall comply with all applicable District of Columbia laws, statutes, ordinances, rules, regulations, orders and requirements. Lessee covenants and agrees to indemnify and hold Lessor harmless for and from any and all claims, costs, demands and expenses (including attorneys' fees) relative to or resulting from such alterations and improvements (including the Initial Improvements) and the work necessary therefor. Lessor shall have the right, to be exercised at Lessor's option and in its sole discretion, to require Lessee to remove any or all of such alterations, improvements, decorations and furnishings and to repair, at Lessee's sole cost and expense, any damage to the Demised Premises resulting from such removal.

     Lessee shall not alter or improve, nor cause any alterations or improvements to be made to, the Demised Premises without Lessor's prior written consent (which Lessor shall be under no obligation to grant). Upon such consent of Lessor, any such alterations or improvements shall be made or constructed at Lessee's sole cost and expense, by one or more contractors approved in writing by Lessor and using materials approved in writing by Lessor. In addition, all such alterations and improvements, and all such contractors, shall comply with all applicable District of Columbia laws, statutes, ordinances, rules, regulations, orders and requirements. Lessee covenants and agrees to indemnify and hold Lessor harmless for and from any and all claims, costs, demands and expenses (including attorneys' fees) relative to or resulting from such alterations and improvements and the work necessary therefor. Lessor shall have the right, to be exercised at Lessor's option and in its sole discretion, to require Lessee to remove any or all of such alterations, improvements, decorations and furnishings and to repair, at Lessee's sole cost and expense, any damage to the Demised Premises resulting from such removal.

     E. Lessee, at its sole cost and expense, shall have the right to install or place signs, awnings, or other advertising material in or about the Demised Premises or the building in which the Demised Premises is locate and may remove them, provided that Lessee obtains Lessor's prior written consent for exterior signs, which consent shall not be unreasonably withheld, conditioned or delayed. Such signs and awnings shall be in compliance with all applicable laws, regulations and rules.

     F. As a service to the community, Lessee, at its sole cost and expense, shall install an Automatic Teller Machine and Night Deposit Box in the exterior wall of the Demised Premises. Its size and appearance shall be subject to the prior written approval of the Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. No additional rent will be charged to the Lessee for the Automatic Teller Machine or the Night Deposit Box.

                                      XXI.

                     Covenant to Care for Demised Premises.

     Lessee covenants and agrees to commit no waste and to take good care of the Demised Premises. Lessee shall, at Lessee's sole cost and expense and to the complete satisfaction of Lessor, repair any and all damage or injury to the Demised Premises, and the building in which the Demised Premises are located, that is caused by Lessee or any agent, employee, contractor, invitee or licensee of Lessee. If Lessee fails to make such repairs, Lessor may, after ten (10) days prior written notice to Lessee, make such repairs and the cost of such repairs shall be deemed to be additional rent hereunder and shall be paid by Lessee to Lessor within ten (10) days after demand is made therefor upon Lessee. Lessee covenants and agrees not to change any locks or lock systems in or on the Demised Premises without the prior written consent of Lessor, and Lessee further covenants and agrees, upon the expiration of the Term of this Lease, to return all keys to locks installed in or on the Demised Premises or the building in which the Demised Premises are located to Lessor and to quit and surrender the Demised Premises in clean and good condition, reasonable wear and tear excepted.

                                      XXII.

                           Certain Loading Prohibited.

     Lessee shall not place a load upon the floor of the Demised Premises that exceeds the design or lawful floor load per square foot. Lessor reserves the right to establish and regulate the weight and positioning of all safes, computers and any other heavy equipment or equipment constituting a "live" load in order to provide for the proper distribution of weight, and Lessee agrees to bear the entire cost and expense, if any, necessary to determine such weight and position. Notwithstanding the foregoing, Lessor acknowledges that a safe will be installed by Lessee, but only in the area prepared for such safe, in accordance with the terms and provisions of Section XIX A. of this Lease.

                                     XXIII.

                               Default of Lessee.

     F. Each of the  following  shall,  if not  cured  within  the time  periods
prescribed  in  Paragraph  XXII(B)  hereof,   constitute  an  event  of  default
(hereinafter called an "Event of Default") under this Lease:

          1. The Rent or any additional rent is not paid when due.

          2. The Demised Premises are vacated even though Lessee continues to pay the Rent.

          3. Lessee fails or is unable to pay its debts generally as they become due.

          4. Lessee transfers property in fraud of creditors.

          5. Lessee makes an assignment for the benefit of creditors.

          6. A conservator, receiver or trustee is appointed for any of Lessee's assets and such appointment is not vacated within thirty (30) days.

          7. Lessee fails to comply with any term, provision, covenant or condition of this Lease within the time and notice periods applicable.

          8. Lessee makes six (6) consecutive payments of the Rent or any additional rent after the due date therefor.

     G. Lessor shall give Lessee notice of each and every Event of Default as it or they occur and Lessee shall have ten (10) days from the date of such notice to cure any and all Events of Default described in Paragraph XXII(A)(1) hereof and thirty (30) days from the date of such notice to cure (or commence and prosecute a good faith effort to cure, if an Event of Default cannot reasonably be cured within such thirty-day period) any and all Events of Default described in Paragraph XXII(A)(2)-(8) hereof.

     Upon notice to Lessee by Lessor of the occurrence of an Event of Default and the failure of Lessee to cure such Event of Default within the time periods stated above, Lessor shall have the right and option (1) to terminate this Lease by written notice to Lessee (in which event Lessee shall immediately surrender the Demised Premises to Lessor) and retain all monies (including a security deposit, if applicable) received from Lessee (but without prejudice to Lessor's rights to recover from Lessee any amounts remaining to be paid under the Lease, including the Rent not yet due and payable), or (2) to enter the Demised Premises and remove Lessee and Lessee's property therefrom with or without force and without being liable to Lessee in any manner whatsoever for any damage and to attempt to relet the Demised Premises for Lessee's account on such terms as Lessor alone shall determine, or (3) to continue this Lease and sue for Lessee's performance hereunder (including payment of the Rent or any additional rent as it becomes due). In all events, Lessor shall be entitled to recover from Lessee all costs and expenses incurred by Lessor as a result of an Event of Default, including reasonable attorneys' fees. The proceeds of any reletting during the term of this Lease shall be applied first to all expenses incurred as a result of Lessee's default and of such reletting (including, without limitation, reasonable attorneys' fees, leasing commissions and the cost of any alterations and redecorating of the Demised Premises that Lessor deems to be desirable) and second to payment of the Rent and any additional rent due hereunder. Lessee shall be liable to Lessor for any deficiency (including all costs of collection and reasonable attorneys' fees) but shall not be entitled to any surplus that may arise. Notwithstanding anything to the contrary contained herein, Lessee shall not be entitled to use self-help to obtain any of Lessee's customers' money that may be present on the Demised Premises,

     The remedies provided Lessor above are in addition to, and not in lieu of, any other rights and remedies Lessor may have under this Lease, at law or in equity. No delay by Lessor in the enforcement of the provisions of this Lease shall be deemed to constitute a waiver of any default of Lessee, and the pursuit by Lessor of one or more remedies shall not be deemed to constitute an election of remedies to the exclusion of any other remedy. Notwithstanding any other provision of this Lease, Lessor shall be under no obligation to relet the Demised Premises if Lessee, for any reason whatsoever, vacates the Demised Premises before the end of the Term.

                                      XXIV.

                                    Notices.

     Any notice, request or demand required or permitted to be given pursuant to this Lease shall be in writing and delivered by messenger or sent by United States mail, certified, postage prepaid, return receipt requested, to the following persons at the indicated addresses:

         To Lessor:                 Riverdale International, Inc.
                                    720 7th Street, N.W.
                                    Suite 305
                                    Washington, D.C. 20001
                                    Attn: Mr. Glenn Golonka
                                    Managing Director

         To Lessee:                 Adams National Bank
                                    1627 K Street, N.W.
                                    Washington, D.C.  20006
                                    Attn: Barbara Davis Blum, President

Any such notice, request or demand, if delivered or mailed (as the case may be) in the manner aforesaid, shall be deemed given on the date hand-delivered at the specified address (whether or not any person is there to receive it), or on the day of deposit in the United States mail, as the case may be. Either party may, at any time, designate by written notice to the other party (in accordance with the provisions of this Article XXIII) a change in the above address or addresses, but such change shall be binding upon the person to whom it is sent only from and after the date of receipt by such person.

                                      XXV.

                                Holdover Tenancy.

     Any holding over by Lessee with the consent of Lessor after the expiration of the Term of this Lease (or any renewal or extension thereof) shall be construed to be a tenancy from month to month and shall be at the Rent (and in accordance with) all of the other terms, provisions, covenants and conditions contained in this Lease.

                                      XXVI.

                           Mechanics' and Other Liens.

     Lessee will not permit any mechanic's, laborer's or materialman's lien to stand against the Demised Premises for any labor or material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed on the Demised Premises by or at the direction or sufferance of Lessee. Lessee shall have the right to contest the validity or amount of any such lien or claimed lien if Lessee shall have such lien bonded off and released of record.

                                     XXVII.

                             Successors and Assigns.

     Subject to the provisions of Article XV of this Lease, this Lease and all of the terms, provisions, covenants and conditions contained herein shall inure to the benefit of, and be binding upon, Lessor and Lessee and their respective heirs, devisees, personal representatives, successors and assigns.

                                     XXVIII.

                            Relationship of Parties.

     Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person as creating the relationship of principal and agent or a partnership or joint venture between the parties hereto, it being expressly understood and agreed that no provision contained herein nor any act of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

                                      XXIX.

                                  Severability.

     If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason or to any extent, be held or determined to be invalid or unenforceable, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                                      XXX.

                                     Waiver.

     No waiver of any condition or legal right or remedy shall be implied by the failure of either party to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be contained in a writing signed by both parties, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse the future breach of the same condition or covenant.

                                      XXXI.

                                 Applicable Law.

     This Lease shall be governed by and construed in accordance with the laws of the District of Columbia.

                                     XXXII.

                                     Titles.

     The titles contained in this Lease are inserted only for convenience and are not to be construed as a part of this Lease or as a limitation upon the scope of the particular provisions to which they refer.

                                     XXXIII.

                  Entire Agreement; Incorporation of Exhibits.

     H. This Lease (together with the Exhibits referred to in Paragraph XXXII(B) hereof which are hereby incorporated herein by reference) contains the entire agreement between Lessor and Lessee relative to the Demised Premises, and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties. This Lease shall not be amended or modified, and no waiver of any provision hereof shall be effective, unless and until set forth in a written instrument authorized and executed with the same formality as this Lease.

     I. The following Exhibits are attached hereto and by this reference made a part hereof and incorporated herein:

               1.   Exhibit "A" - Description of Demised Premises

               2.   Exhibit "B" - Commencement Agreement

          WITNESS the following signatures and seals:

          LESSOR:

                                         RIVERDALE INTERNATIONAL, INC., a
                                         Maryland corporation



                                         By:______________________________
                                         Name:
                                         Title:

          LESSEE:

                                         ADAMS NATIONAL BANK, a District
                                         of Columbia corporation



                                         By:______________________________
                                         Name:
                                         Title:

                                   EXHIBIT "A"

                         DESCRIPTION OF DEMISED PREMISES

                                   EXHIBIT "B"
                          LEASE COMMENCEMENT AGREEMENT


     This Lease Commencement Agreement is hereby attached to and made a part of the Lease dated January 8, 1997 (the "Lease"), by and between RIVERDALE INTERNATIONAL, INC., a Maryland corporation, as Lessor and ADAMS NATIONAL BANK, a District of Columbia corporation, as Lessee.

     Lessor and Lessee do hereby agree that:

     1. Possession of the Demised Premises was accepted by Tenant on the 8th day of January, 1997.

     2. The Commencement Date is hereby established as the 8th day of January, 1997.

     3. No Lessor default exists under the Lease. Lessee hereby waives any set-offs, claims, counterclaims or other defenses of any nature it may have as of the date hereof with respect to the Lease or the Demised Premises.

          LESSOR:

                                           RIVERDALE INTERNATIONAL, INC., a
                                           Maryland corporation



                                           By:______________________________
                                           Name:
                                           Title:

          LESSEE:

                                           ADAMS NATIONAL BANK, a District
                                           of Columbia corporation



                                           By:______________________________
                                           Name:
                                           Title:



[DC CFRE]  T:\RIVERDAL\ADAMS\LEASE.003